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August Technology Corporation
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Subject Company:  August Technology Corporation

Commission File No. 000-30637

AUGUST TECHNOLOGY CORPORATION

Transcript of November 10, 2005 Conference Call

At 10:00 a.m. CT on November 10, 2005, August Technology Corporation held a conference call, discussing its 2005 third quarter financial results and its proposed merger with Rudolph Technologies, Inc. pursuant to an Agreement and Plan of Merger dated June 27, 2005 between August Technology Corporation, NS Merger Sub, Inc. and Rudolph Technologies, Inc.  Below are excerpts from the transcript of this conference call.  Three asterisks (* * *) indicate where discussion unrelated to the Merger and the Merger Agreement has been omitted.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement of Rudolph Technologies, Inc., which includes a joint proxy statement of Rudolph and August, and other materials, has been filed with the SEC but has not yet become effective.  WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT RUDOLPH, AUGUST AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the registration statement and joint proxy statement, as well as other filed documents containing information about Rudolph and August, at http://www.sec.gov, the SEC’s website. Free copies of Rudolph’s SEC filings may also be obtained at http://www.rudolphtech.com, and free copies of August’s SEC filings may be obtained from August’s website at http://www.augusttech.com.

Rudolph, August and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rudolph’s stockholders or August’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Rudolph is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 22, 2005. Information regarding the officers and directors of August is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 29, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and joint proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

CORPORATE PARTICIPANTS

Jeff O’Dell

August Technology Corporation - Chairman, CEO

Stan Piekos

August Technology Corporation - CFO

Lynn Davis

August Technology Corporation - President, COO

CONFERENCE CALL PARTICIPANTS

Stuart Muter

RBC Capital Markets - Analyst

Avinash Kant

Adams Harkness - Analyst

Brett Pitkowski (ph)

Piedaman - Analyst

Aria Hurt (ph)

Lawrence Partners - Analyst

Operator

Good day, everyone and welcome to the August Technology third quarter 2005 earnings conference call. Today’s call is being recorded. At this time for opening remarks and introductions I would like to turn the call over to your Chief Executive Officer, Mr. Jeff O’Dell. Please go ahead, sir.

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

Thank you. Good morning and welcome to August Technology third quarter 2005 conference call. We thank each of you for your interest in our company and participation in this call. My name is Jeff O’Dell, Chairman and CEO. With me today are Stan Piekos, our Chief Financial Officer, and Lynn Davis, President and Chief Operating Officer. This morning Stan will begin with a review of our financial results, including commentary on the restatement process completed yesterday. Lynn will comment on operational heights, then Stan and I will bring you up to date on our strategic merger considerations. Stan, please get us started.

Stan Piekos  - August Technology Corporation - CFO

* * *

Lynn Davis  - August Technology Corporation - President, COO

* * *

Stan Piekos  - August Technology Corporation - CFO

* * *

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

As Stan and Lynn indicate, we’re proud of the performance gains achieved by August Technology’s team. We and our Board also believe gains, especially in front end wafer fab business will improve faster and our shareholders will benefit even more from enhanced shareholder value by merging with the right strategic partner. Let me review what we have been saying consistently about the key fundamental considerations involved in choosing the right merger partner. We want a partner with complementary products and solutions and an established presence in front end applications where we have begun penetration. A partner like us with growth momentum on their own and with whom together we can deliver revenue synergies. A partner with no or minimal product and technology overlaps that would have to be rationalized with the customer and employee base. A partner with whom we could gain operating cost leverage from common technology development investments like automation platforms and sales and service infrastructure. And the increasing costs of being a U.S. public company. A partner with strong management team operating in a similar culture, a culture of growth and innovation. And a partner with the currency in the form of common stock that provides upside and an ownership structure allowing August Technology shareholders to meaningfully participate in enhanced shareholder value which we believe will accrue faster after successful integration.

Let me also repeat that the Company’s not for sale. We want to do the right strategic merger to enhance shareholder value well beyond the current stock market price. We believe these fundamentals are met with the proposed merger with Rudolph Technologies and we believe we can work through the short-term issues, such as the delay imposed by the accounting restatement and issues related to the low level of business activity currently in the front end of the wafer processing market. We look forward to moving forward and talking again with you soon to get a measure of our progress. At this point, I will turn it over to questions.

Operator

Thank you, sir. [OPERATOR INSTRUCTIONS] Our first question is from Stuart Muter with RBC Capital Markets.

Stuart Muter  - RBC Capital Markets - Analyst

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Jeff O’Dell  – August Technology Corporation - Chairman, CEO

* * *

Stuart Muter  - RBC Capital Markets - Analyst

* * *

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

* * *

Stuart Muter  - RBC Capital Markets - Analyst

* * *

Stan Piekos  - August Technology Corporation - CFO

* * *

Stuart Muter  - RBC Capital Markets - Analyst

* * *

Operator

[OPERATOR INSTRUCTIONS] And our next question is from Avinash Kant with Adams Harkness.

Avinash Kant  - Adams Harkness - Analyst

* * *

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

* * *

Avinash Kant  - Adams Harkness - Analyst

* * *

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

* * *

Lynn Davis  - August Technology Corporation - President, COO

* * *

Avinash Kant  - Adams Harkness - Analyst

* * *

Lynn Davis  - August Technology Corporation - President, COO

* * *

Avinash Kant  - Adams Harkness - Analyst

And the second question of course was kind of a similar question to what Stuart asked. In terms of the time line, if you had to assume that the August Technology and Rudolph deal had to go through, what will then be the time line, what will be the time of completion?

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

Again, I can’t really give you any for granularity on that, Rudolph wants to get updated on the restatement process. And again, we said we believe that’s absolutely appropriate, and a normal course of activity here. So after that, we would proceed, resume the process of the S4 filing with the SEC, and clearing their comments before you have an effective proxy. But difficult to gear the entire timing here. We’ve got to see how long it takes to get through the next step here to start it off.

Avinash Kant  - Adams Harkness - Analyst

Thanks.

Operator

And our next question is from Brett Pitkowski with Piedaman.

Brett Pitkowski  - Piedaman - Analyst

Hi, first I just want to congratulate you on all the hard work you guys did in getting that restatement done so quickly, we really appreciate that in a great quarter. The question we had, is there — what’s the status with KLA, Because I know we’re waiting for Rudolph to evaluate it, but KLA has in our minds a higher bid on the table, and is there any way we can have them sit down with us and see what their capacity is on an offer?

Stan Piekos  - August Technology Corporation - CFO

Brett, I know we’ve spoken before on this on conference calls, from our perspective, there is nothing new from KLA. We read in the public press what you see. Again, we have laid out a process consistent with our existing merger agreement. A normal process, by the way, I’m told by the attorneys involved in agreement like this, where our Board can consider other offers. This is something we’ve talked about in the past, and at this point, nothing’s been done in that regards.

Brett Pitkowski  - Piedaman - Analyst

Okay.

Operator

[OPERATOR INSTRUCTIONS] And our next question is from Aria Hurt with Lawrence Partners.

Aria Hurt  - Lawrence Partners - Analyst

Yes, hi, thank you. I guess my question is, since the time of the announcement for the restatement, how can you describe the Company’s level of communication with Rudolph up from that time through today?

Stan Piekos  - August Technology Corporation - CFO

Aria, there have been conversations with Rudolph, in fact, Rudolph indicated such in their press release, I believe. The nature of those conversations, frequency of those conversations, that’s all privy information under the confidentiality agreement.

Aria Hurt  - Lawrence Partners - Analyst

Okay. Thank you.

Operator

[OPERATOR INSTRUCTIONS] And we do have a follow-up from Stuart Muter with RBC.

Stuart Muter  - RBC Capital Markets - Analyst

Yes, thanks very much. Stan, do you have any idea in terms of merger-related costs for Q4?

Stan Piekos  - August Technology Corporation - CFO

Stuart, I really don’t, because following up on your earlier question, Avinash, too, that depends on timing when you kick things off. A good deal of the activity in Q3 had to deal with the filing of the initial S4 and what have you. I wouldn’t think we would be at that level of activity in the $730,000 level of activity in the Q4, but there are so many unknowns there, I really can’t guide you otherwise.

Stuart Muter  - RBC Capital Markets - Analyst

Okay. Fair enough. Thank you.

Operator

Ladies and gentlemen, it does appear we have no further questions at this time, I’ll turn it back to your presenters for any additional or closing remarks.

Jeff O’Dell  - August Technology Corporation - Chairman, CEO

Thanks. Thank you, everybody for joining the call and taking the time. We’ll see you next quarter. Thank you.

Operator

This does conclude today’s conference call. We thank you for your participation, and have a great day.